[Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission]

FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING

CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into on this 26th day of March, 2012 (the “Effective Date”), by and among NEOGENOMICS LABORATORIES, INC., a Florida corporation (“Borrower”), NEOGENOMICS, INC., a Nevada corporation (“Guarantor”, together with Borrower, individually, a “Credit Party” and collectively, the “Credit Parties”) and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“Lender”) as agent for the lenders to the Credit Agreement.

RECITALS

A. The Credit Parties and Lender have entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of April 26, 2010 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Credit Parties have requested that Lender agree to make certain amendments to the Credit Agreement. Lender has agreed to this request on the conditions set forth in this Agreement.

C. Pursuant to the terms and conditions of this Amendment, the Credit Parties and the Lender have agreed to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I - DEFINITIONS

1.01 Definitions. Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II – AMENDMENT

2.01 Amendment to Recitals of the Credit Agreement.

(a) The First recital of the Credit Agreement is hereby amended by deleting it in its entirety.

(b) The Second recital of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

WHEREAS, Borrower has requested that Lender make available to Borrower a revolving credit facility (the “Revolving Facility”) in a maximum principal amount at any time outstanding of up to Eight Million and 00/100 Dollars ($8,000,000.00) (such amount as of the date hereof and as such amount may be increased from time to time as provided in Section 2.1(d) of this Agreement, the “Facility Cap”), the proceeds of which shall be used by Borrower as a provider of healthcare services and for the generation and/or acquisition of Accounts, and for other lawful purposes not prohibited hereunder;

2.02 Amendment to Section 1.2 of the Credit Agreement. Effective as of the Effective Date, Section 1.2 is hereby amended as follows:

(a) The definition of “Facility Cap” is hereby deleted in its entirety and replaced with the following:

“Facility Cap” shall have the meaning assigned to such term in the first Recital and shall include any increase in the principal amount thereof pursuant to Section 2.1.

(b) The definition of “Minimum Termination Fee” is hereby deleted in its entirety and replaced with the following:

“Minimum Termination Fee” shall mean (for the time period indicated) the amount equal to (i) 2.5% of the Facility Cap, if the Revolver Termination is at any time before March 26, 2013; (ii) 1.5% of the Facility Cap, if the Revolver Termination is after March 26, 2013 but before March 26, 2014; and (iii) 0.5% of the Facility Cap, if the Revolver Termination is on or after March 26, 2014. There shall be no Minimum Termination Fee if the Revolver Termination occurs within five (5) days of the end of the Term.

(c) The definition of “Permitted Indebtedness” is modified as follows:

Subparagraph (iii) is hereby deleted in its entirety and replaced with the following:

(iii) Capitalized Lease Obligations and Indebtedness incurred to purchase Goods and secured by purchase money Liens constituting Permitted Liens: (A) in aggregate amount outstanding at any time not to exceed (1) $12,000,000 at any time before March 26, 2013, (2) $15,000,000 on or after March 26, 2013 but before March 26, 2014, and (3) $18,000,000 on or after March 26, 2014, in each of (1), (2) and (3) less the outstanding amount of such Indebtedness identified on Schedule 9.2 upon the incurrence of such Indebtedness and after giving effect thereto no Default or Event of Default shall exist and be continuing and (B) in an aggregate amount in excess of any of the thresholds specified in subparagraph (A), provided, that, (1) ten (10) Business Days prior to the incurrence of such Indebtedness Borrower shall have provided pro forma financial statements along with any other supporting documentation required by Lender evidencing that Borrower would have been in compliance with the financial covenants set forth on Annex 1 hereto for the immediately preceding Test Period (as defined on Annex 1 hereto), if such Indebtedness had been incurred on the first day of such Test Period, (2) prior to the incurrence of such Indebtedness Borrower shall have received Lender’s written confirmation of its agreement with such pro forma financial statements; and (3) upon the incurrence of such Indebtedness and after giving effect thereto no Default or Event of Default shall exist and be continuing,

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(d) The definition of “Term” is hereby deleted in its entirety and replaced with the following:

“Term” shall mean the period commencing on the Closing Date and ending on March 26, 2015.

2.03 Amendment to Section 2.1 of the Credit Agreement. Effective as of the Effective Date Section 2.1 of the Credit Agreement is hereby amended by adding the following new clause (d) at the end of such section:

(d) Borrower may, no more than twice during the Term of this Agreement, request to increase the amount of the Facility Cap as in effect on any date of determination; provided, that, in connection with any such request, Borrower shall (x) provide such request in writing, (y) certify to Lender that no Default or Event of Default has occurred and is continuing or would be caused by such request, and (z) state the requested effective date of such increase in the Facility Cap, which in no event may be more than forty-five (45) or less than fifteen (15) Business Days after the date of such request. All such requests shall be made in increments of $1,000,000. Upon Lender’s written consent to such request, which consent may be granted or withheld by Lender in Lender’s sole discretion, and upon payment by Borrower to Lender of a commitment fee equal to 1% of the requested increase in the Facility Cap, Borrower’s requested increase of the Facility Cap will become effective on the date requested.

2.04 Amendment to Section 3.1 of the Credit Agreement. Effective as of the Effective Date, Section 3.1 of the Credit Agreement is hereby amended and restated by deleting “the LIBOR shall be not less than 2.0%” from such section and replacing it with “the LIBOR shall be not less than 1.0%”.

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2.05 Amendment to Section 8.7 of the Credit Agreement. Effective as of the Effective Date, clause (A) of Section 8.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(A) Borrower shall not be obligated to reimburse Lender for more than two (2) visits, inspections, examinations and audits under the foregoing clause (i) conducted during any fiscal year while no Default or Event of Default exists and the maximum expenses charged to Borrower under each such audit shall be the lesser of (1) $12,500 or (2) the sum of $850 per auditor per day plus all out-of-pocket expenses of Lender (it being agreed and understood that the Borrower shall be Obligated to reimburse Lender for all such visits, inspections, examinations and audits conducted while any Default or Event of Default exists). Lender agrees to provide Borrower an invoice detailing the costs including the number of man hours expended and the expenses of each such audit at least ten (10) Business Days prior to charging such amounts as an Advance under the Revolving Facility; and

2.06 Amendment to Section 13.1(a) of the Credit Agreement. Effective as of the Effective Date, Section 13.1(a) of the Credit Agreement is hereby amended by:

(a) deleting “thirty calendar” from the second sentence of such section and replacing it with “fifteen calendar”; and

(b) deleting “thirty (30)” from the third sentence of such section and replacing it with “fifteen (15)”.

2.07 Amendment to Annex I of the Credit Agreement. Effective as of the Effective Date, Annex I of the Credit Agreement is hereby amended by deleting the definition of “Fixed Charge Coverage Ratio” in its entirety and replacing it with the following:

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, for Borrower collectively on a consolidated basis, the ratio of (a) the sum of Adjusted EBITDA for the Test Period ended as of such date plus an amount equal to the daily average for the immediately preceding month of the sum of unrestricted cash on hand, unrestricted Cash Equivalents and unused Availability for the last month of the Test Period ended as of such date, to (b) Fixed Charges for the Test Period ended as of such date.

2.08 Amendment to Schedules to Credit Agreement. Effective as of the Effective Date the Schedules to the Credit Agreement are deleted in their entirety and replaced with the Schedules attached as Exhibit A hereto.

ARTICLE III- CONDITIONS PRECEDENT

3.01 Conditions to Effectiveness. The effectiveness of this Amendment against Lender is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Lender in its sole discretion, unless specifically waived in writing by Lender:

(a) Lender shall have received this Amendment duly executed by each party thereto;

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(b) the representations and warranties contained herein and in all other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers contained in the Loan Documents);

(c) no Default or Event of Default shall be in existence;

(d) Lender shall have received all fees, charges and expenses payable to Lender as required by this Amendment, including the Commitment Fee (as hereinafter defined), and in connection with this Amendment and the documentation related hereto, including, but not limited to, reasonable legal fees and out-of-pocket costs, (including reasonable in-house counsel fees and expenses), and Borrower hereby authorize Lender to charge such amounts as an Advance under the Revolving Facility;

(e) Lender shall have received Good Standing Documents of Borrower;

(f) Lender shall have received a certificate of the corporate secretary or assistant secretary of each Borrower dated as of the date hereof, certifying the resolutions of the Board of Directors of each Credit Party authorizing the execution of this Amendment, in form and substance acceptable to Lender; and

(g) Lender shall have received an updated report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to Borrower in each jurisdiction determined by Lender in its sole discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens), required by any Loan Document or under law or requested by Lender to be filed, registered or recorded to create in favor of Lender, a perfected first priority security interest upon the Collateral;

ARTICLE IV- RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

4.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Loan Documents are ratified and confirmed and shall continue in full force and effect. The Credit Parties hereby ratify and confirm that the Liens granted under the Credit Agreement secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of Lender pursuant to the Loan Documents (as now, hereafter or from time to time amended). The Credit Parties and Lender agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

4.02 Representations and Warranties. The Credit Parties hereby, jointly and severally, represent and warrant to Lender that:

(a) The representations and warranties made by the Credit Parties (other than those made as of a specific date) contained in the Credit Agreement, as amended hereby, and each Loan Document are true and correct in all material respects (except that, for those representations and warranties already qualified by concepts of materiality, those representations and warranties shall be true and correct in all respects) on and as of the date hereof and as of the date of execution hereof as though made on and as of each such date;

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(b) No Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing;

(c) No Borrower has amended its certificate of incorporation or bylaws (or any other equivalent governing agreement or document), as applicable, since the date of the Credit Agreement;

ARTICLE V – COMMITMENT FEE

5.01 Commitment Fee. Borrower agrees to pay Lender $80,000 as a commitment fee (the “Commitment Fee”), which fee shall be due and payable on the date hereof. Borrower hereby authorizes Lender to charge such fee as an Advance on the date hereof and shall be fully earned by Lender when so charged.

ARTICLE VI – MISCELLANEOUS PROVISIONS

6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement, or any Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

6.02 Reference to Credit Agreement. Each of the Credit Agreement and the Loan Documents, and any and all Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

6.03 Expenses of Lender. As provided in the Credit Agreement, the Credit Parties agree to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and the Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Loan Documents, including, without, limitation, the reasonable costs and fees of Lender’s legal counsel. Notwithstanding the forgoing, Lender agrees that its fees and expenses in connection with the preparation, negotiation, and execution of this Amendment shall not exceed $10,000 unless otherwise agreed upon in writing by the Borrower.

6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

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6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and the Credit Parties and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Lender.

6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

6.07 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by the Credit Parties shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09 Applicable Law. THIS AMENDMENT AND ALL LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE CHOICE OF LAW SET FORTH IN THE CREDIT AGREEMENT.

6.10 Final Agreement. THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE CREDIT PARTIES AND LENDER.

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6.11 Release. THE CREDIT PARTIES HEREBY ACKNOWLEDGE THAT THEY HAVE NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. THE CREDIT PARTIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE LENDER AND LENDERS, AND ANY OF THEIR RESPECTIVE PREDECESSORS, AGENTS, ATTORNEYS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE CREDIT PARTIES MAY NOW OR HEREAFTER HAVE AGAINST LENDER, OR ANY OF THEIR RESPECTIVE PREDECESSORS, ATTORNEYS, AGENTS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first written above.

BORROWER:

NEOGENOMICS LABORATORIES, INC., a Florida corporation

By:	/s/ Douglas VanOort
Name:	Douglas VanOort
Title:	Chairman and CEO

GUARANTOR:

NEOGENOMICS, INC., a Nevada corporation

By:	/s/ Douglas VanOort
Name:	Douglas VanOort
Title:	Chairman and CEO

LENDER:

CAPITALSOURCE FINANCE LLC, as agent for the lenders

By:	/s/ J. Stephen Klose
Name:	J. Stephen Klose
Title:	Authorized Signatory

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EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT SCHEDULES

Schedule 1.2	Accounts Payable Over 120 Days That Are Permitted Indebtedness: Aspen Capital Advisors not to exceed $65,000 K&L Gates, LLP not to exceed $500,000 HCSS, LLC dba Bridge Labs not to exceed $40,000

Schedule 2.3	Borrower’s Operating Account for Disbursements

Bank Name:	[***]
ABA #:	[***]
City/State:	[***]
Account #:	[***]
Account Name:	[***]

Schedule 5.3B	Third-Party Contracts With Payor’s Representing at Least 5% of Cash Receipts Medicare United Healthcare Blue Cross/Blue Shield of Florida 7/1/2009

Schedule 7.3

Subsidiaries of NeoGenomics, Inc., a Nevada Corporation (Holding Company)

NeoGenomics Laboratories, Inc., a Florida Corporation

NeoGenomics California Laboratories, LLC, a California limited liability company (currently inactive)

Subsidiaries of NeoGenomics Laboratories, Inc., a Florida Corporation (Operating Company)

None

Capitalization of NeoGenomics, Inc, a Nevada Corporation

Common Shares Authorized:	100,000,000
Common Stock Outstanding (as of 03/08/2012):	44,835,817

Preferred Stock Authorized:	10,000,000
Preferred Stock Outstanding (as of 03/08/2012):	None

Warrants Outstanding (as of 03/08/2012):	2,256,750
Options Outstanding (as of 03/08/2012):	5,857,083

This Schedule 7.3 dealing with the Capitalization of the Guarantor shall be deemed to be automatically updated by any disclosures which appear in the Guarantor’s public filings with the Securities and Exchange Commission.

Capitalization of NeoGenomics Laboratories, Inc, a Florida Corporation

Common Shares Authorized:	100
Common Sock Outstanding:	100

[***] Information redacted pursuant to a confidential treatment request. An unredacted version of this Agreement has been filed separately with the Securities and Exchange Commission.

Board of Directors of NeoGenomics, Inc., a Nevada Corporation

	Michael T. Dent, M.D.	Kevin C. Johnson
	Robert P. Gasparini	Peter M. Peterson
	Raymond R. Hipp	William J. Robison
	Steven C. Jones	Douglas M. VanOort

Board of Directors of NeoGenomics Laboratories, Inc., a Florida Corporation

Douglas M. VanOort Steven C. Jones Robert P. Gasparini

Schedule 7.4A

Locations of Leased Properties

12701 Commonwealth Drive, Suites 1-9

Fort Myers, FL 33913

618 Grassmere Park Drive, Suite 20

Nashville, TN 37211

6 Morgan Street, Suite’s 116,130 and 150

Irvine, CA 92618

10002 Princess Palm Avenue, Suite 228

Tampa, FL 33619

Schedule 7.4B	Deposit Accounts of NeoGenomics, Inc., a Nevada Company (Holding Company)

Bank	Account #	Description
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Deposit Accounts of NeoGenomics Laboratories, Inc., a FL Company (Operating Subsidiary)

Bank	Account #	Description
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***] Information redacted pursuant to a confidential treatment request. An unredacted version of this Agreement has been filed separately with the Securities and Exchange Commission.

Schedule 7.5

Affiliate Contracts

Consulting Agreement

During 2011 and 2010, Steven Jones, a director of the Company, earned $198,334 and $201,850, respectively, for various consulting work performed in connection with his duties as Executive Vice President of Finance. Mr. Jones is a member of the Board of Directors Compliance Committee and was a member of the Compensation Committee through May of 2010.

On May 3, 2010, the Company entered into a consulting agreement (the “Consulting Agreement”) with Steven Jones (the “Consultant” or “Mr. Jones”) whereby Mr. Jones would continue to provide consulting services to the Company in the capacity of Executive Vice President of Finance. The Consulting Agreement has an initial term from May 3, 2010 through April 30, 2013, which initial term automatically renews for additional one year periods unless either party provides notice of termination at least three months prior to the expiration of the initial term or any renewal term. In addition, the Company has the right to terminate the Consulting Agreement by giving written notice to the Consultant twelve months prior to the effective date of termination. The Consultant has the right to terminate the Consulting Agreement by giving written notice to the Company three months prior to the proposed termination date, provided, however, the Consultant is required to provide an additional three months of transition services to the Company upon reasonable request by the Company. The Consulting Agreement specifies an annual base retainer compensation of $180,000 per year, which was subsequently increased to $200,000 per year in February 2011. Mr. Jones is also eligible to receive an annual cash bonus based on the achievement of certain performance metrics with a target of 30% of his base retainer. Such bonus is eligible to be increased to up to 150% of the target bonus in any fiscal year in which he meets certain performance thresholds established by the CEO of the Company and approved by the Board of Directors.

The Company also agreed that it would issue to the Consultant a warrant to purchase 450,000 shares of the Company’s common stock. The warrant has a) a seven year term, b) an exercise price of $1.50 per share, c) the ability to do a cashless net exercise, and d) vesting as follows:

i) 225,000 of such warrant shares vested immediately which included recognition for cumulative achievements for the Company by Mr. Jones; and

ii) 112,500 of such warrant shares vest according to the passage of time, with 4,687 warrant shares vesting on the last day of each calendar month for twenty-three (23) months, beginning with the month ended May 31, 2010 and continuing until the month ending March 31, 2012 and 4,699 warrant shares vest on April 30, 2012 so long as Consultant continues to provide services to the Company pursuant to this Agreement or any successor agreement.

iii) 112,500 of such warrant shares vested based on the Company meeting certain financial goals.

The Consulting Agreement also provides that the vesting schedule of such warrant shall also specify that any unvested warrant shares shall vest upon the occurrence of a change of control.

This Schedule 7.5 as it relates to Affiliate Contracts with Mr. Steven Jones shall be deemed to be automatically updated by any disclosures which appear in the Guarantor’s public filings with the Securities and Exchange Commission.

Laboratory Information System

On March 11, 2005, we entered into an agreement with HCSS, LLC and eTelenext, Inc. to enable NeoGenomics to use eTelenext’s Accessioning Application, AP Anywhere Application and CMQ Application. HCSS, LLC was owned 66.7% by Dr. Michael T. Dent, a member of our Board of Directors. On June 18, 2009, we entered into a Software Development, License and Support Agreement with HCSS, LLC and eTelenext, Inc. to upgrade the Company’s laboratory information system to a new version called APvX. This agreement had an initial term of 5 years from the date of acceptance and called for monthly fees of $8,000-$12,000 during the term. In June 2010, HCSS and eTelenext were merged into eTelenext’s parent company, PathCentral, Inc. Dr. Dent owned approximately 3% of PathCentral, Inc. at December 31, 2010. In May 2011, PathCentral, Inc. agreed to provide the source code of our APVX installation to us in exchange for a release of any further obligations to NeoGenomics and in connection with such transaction our agreement with PathCentral, Inc. was terminated. During the years ended December 31, 2011 and 2010, we incurred licensing and software customization fees from HCSS/eTelenext/PathCentral, Inc. of approximately $97,506 and approximately $286,000, respectively.

Gulf Pointe Capital Lease Agreement

On September 30, 2008, we entered into a master lease agreement (the “Master Lease”) with Gulf Pointe Capital, LLC (“Gulf Pointe”) which provided for $130,000 of lease financing after it was determined that the lease facility with Leasing Technologies, Inc. would not allow for the leasing of certain used and other types of equipment. Three members of our Board of Directors at the time we entered into the Master Lease, Steven Jones, Peter Petersen and Marvin Jaffe, were affiliated with Gulf Pointe and recused themselves from both sides of all negotiations concerning this transaction. The terms under this lease are consistent with the terms of our other lease arrangements and provided for the sale/leaseback of approximately $130,000 of used laboratory equipment. The lease had a 30 month term and called for monthly payments of $5,155. In consideration for entering into the Master Lease, the Company issued 32,475 common stock warrants to Gulf Pointe with an exercise price of $1.08 and a five year term. The warrants were valued at approximately $11,000 using the Black-Scholes option pricing model. This first lease schedule under the master lease agreement was completed in July 2011, and the Company elected to exercise its end of lease option to purchase the equipment for $16,887.

On February 9, 2009, we amended our Master Lease with Gulf Pointe to increase the maximum size of the facility to $250,000 and entered into a second schedule under the Master Lease for the sale/leaseback of approximately $118,000 of used laboratory equipment. This second lease had a 30 month term at the same lease rate factor per month as the first lease, which equates to monthly payments of $4,690. As part of this amendment, we terminated the original warrant agreement dated September 30, 2009 and replaced it with a new warrant to purchase 83,333 shares of our common stock. Such new warrants have a five year term, an exercise price of $0.75 per share and the same vesting schedule as the original warrants. The replacement warrants were valued using the Black-Scholes option pricing model and the value did not materially differ from the valuation of the original warrants they replaced. This second lease schedule was completed in December 2011, and the Company elected to exercise its end of lease option to purchase the equipment for $13,039.

Research DX, LLC

During 2009, we began contracting with ResearchDX, L.L.C. (“ResearchDX”) to provide clinical trial management services on our behalf. During 2010, we began to receive various specimens for testing from ResearchDX and we continued to outsource our clinical trial management and cytogenetic overflow testing volume to them for processing. Matthew Moore, our former Vice President of Research and Development until March 31, 2011 owned 50% of ResearchDX. During the years ended December 31, 2011 and 2010, we received specimen testing revenue of approximately $63,000 and $33,000, respectively and incurred expenses of approximately $339,000 and $233,000, respectively with ResearchDX.

Sale of Securities

Between January 10, 2011 and January 12, 2011, the Parent Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”) pursuant to which the Parent Company has sold to the Investors an aggregate of 2,001,667 shares of the Parent Company’s common stock, at a price of $1.50 per share (the “Common Stock Financing”). In connection with the Common Stock Financing, the Parent Company also entered into registration rights agreements with the Investors.

The Investors included, among others, (i) the Douglas M. VanOort Living Trust (of which Douglas VanOort, Chief Executive Officer and Chairman of the Company’s Board of Directors, is affiliated), (ii) the Steven and Carisa Jones Defined Benefit Pension Plan & Trust (of which Steven Jones, Executive Vice President – Finance and a director of the Company, is affiliated), (iii) The George A. Cardoza Family Trust (of which George Cardoza, the Company’s Chief Financial Officer, is affiliated), (iv) Mark W. Smits (who was previously the Company’s Vice President of Sales and Marketing) and (v) Kevin C. Johnson (who is a director of the Company).

Strategic Supply Agreement

On July 24,2009, NeoGenomics Laboratories, Inc. and Abbott Molecular Inc., a Delaware corporation (“Abbott Molecular”), entered into a Strategic Supply Agreement (the “Supply Agreement”). The Supply Agreement, among other things, provides for Abbott Molecular to supply materials with which NeoGenomics Laboratories intends to develop its own FISH (fluorescence in situ hybridization)-based test for the diagnosis of malignant melanoma in skin biopsy specimens (excluding subtyping) (the “Melanoma LDT”).

Schedule 7.6

Litigation

CURRENTLY PENDING LITIGATION:

EEOC Complaints Filed by Two Former Sales Representatives

In December 2010, the Company was notified that two former sales representatives, Sharon Lang and Michael Howachyn, had filed Age Discrimination Complaints against the Company with the Equal Employment Opportunity Commission (EEOC) one day prior to their being terminated [***]. [***]. The Company did a thorough investigation of the alleged allegations upon learning about them, and believes there is no basis to any of the claims made. Pursuant to EEOC policy, the Company tried to settle each case, but was not successful. The EEOC has issued a “Right to Sue” letter to Ms. Lang, but has not yet done so for Mr. Howachyn.

[***]	Information redacted pursuant to a confidential treatment request. An unredacted version of this Agreement has been filed separately with the Securities and Exchange Commission.

On October 12, 2011, Counsel for Ms. Lang filed a complaint in the United States District Court for the Northern District of Illinois alleging that the Company engaged in Age Discrimination against her. The Company responded to the allegations on December 12, 2011. On December 14, 2011, Ms. Lang’s attorney offered to settle the case in exchange for $60,000. The Company countered with a $5,000 settlement offer. On December 30, 2011, the Company received Ms. Lang’s Rule 26 disclosures. There was no new material in these disclosures. On January 25, 2012, Judge Kennelly conducted a court-initiated, teleconference to review the status of the case and inquire about a possible settlement. The Judge set another telephonic status conference for February 23, 2012 at 8:45 a.m. for the parties to report on their settlement progress and case status. As NeoGenomics has decided not to offer anything further toward a settlement at this time, the Company expects the Judge to refer the matter to a Magistrate to conduct a settlement conference. No hearings or meeting of any kind have been scheduled as of yet on the Lang matter, but the Company plans to file a motion to change the venue to the Federal Courts sitting in Florida in the next week.

[***].[***].[***]. Thus, even in the event that the Company was found liable for Ms. Lang’s claims, the Company does not believe the amounts in question would be material to the ongoing operations of the Company.

[***].[***]. If the Company were found liable for Mr. Howachyn’s claims, the Company does not believe the amounts in question would be material to the ongoing operations of the Company.

Katherine Elias

On April 8, 2010, the Company was served with a complaint by Ms. Katherine Elias, a former sales representative of the Company who was employed from October 2007 – February 2009. The suit, which was filed in the Circuit Court for the Twentieth Judicial District in and for Lee County Florida (the “Court”), seeks, among other items, an accounting of all commissions which may be due and owing to Ms. Elias and alleges that NeoGenomics owes Ms. Elias approximately $96,000 in unpaid commissions. Ms. Elias abandoned her position in early February and failed to show up for a National Sales Meeting and failed to return phone calls. The Company terminated her in mid February 2009. In April 2011, the Company produced extensive discovery in this matter, and sought for a dismissal of the case. On March 19, 2012, Counsel for Ms. Elias agreed to dismiss the case with Prejudice. The Company is currently waiting for formal notice of such dismissal from the court.

Other Litigation in the Normal Course of Business

From time to time the Credit Parties are also subject to legal proceedings, claims and litigation arising in the ordinary course of business where (a) the amount in controversy does not exceed $125,000 and (b) no injunctive relief is being sought by the parties. We do not expect the ultimate costs to resolve these matters to have a material adverse effect on our consolidated financial position, results of operations or cash flows.

[***] Information redacted pursuant to a confidential treatment request. An unredacted version of this Agreement has been filed separately with the Securities and Exchange Commission.

Schedule 7.8

(Tax Audit)

During January 2012, the Internal Revenue Service notified the Company that they were going to conduct an audit of our tax returns for the years ended December 31, 2010 and 2009, respectively. We are in the preliminary phase of these audits and have no information as to the overall impact of this audit.

Schedule 7.11

Intellectual Property

The Company has received a registered trademark for the name “NeoGenomics” for use in the business in which it currently operates and related businesses. The Company has also trademarked the brand names “MelanoSITE”, “NeoFISH”, “NeoFLOW” and ”DermFISH”.

Schedule 7.15A	Existing Indebtedness, Investments, Guarantees and Certain Contracts

Existing Indebtedness of Guarantor

Existing Indebtedness and Contracts for Indebtedness by Borrower As follows:

As of February 29th, 2012
Lease #	Ledger Description	Asset Description	Starting Balance	Start Date	Term	End Date	Total Pmt	Trial Balance 2/29/2012
2	Lease #2 Balboa	Furniture and Fixtures	18,988.56	May-07	59	Mar-12	440.82	435.94
5	Lease #5 Beckman Coulter	Cytomics PC500	136,117.56	Jul-07	60	Jun-12	2,791.77	10,972.41
18	Lease #18 Key Equipment	Genetic Imaging System	134,461.00	Aug-07	60	Jul-12	3,089.94	14,883.39
19	Lease #19 Great American	Genetic Imaging System	55,661.84	Sep-07	59	Jul-12	1,391.68	6,672.04
23	Lease #23 Beckman Coulter	Laboratory Equipment	128,818.83	Dec-07	60	Nov-12	2,642.07	22,959.15
25	Lease #25 De Lage Landen	Laboratory Equipment	76,502.14	May-08	58	Feb-13	1,937.86	20,830.00
29	Lease #29 Baytree	Laboratory Equipment	82,536.52	Oct-08	58	Jul-13	2,293.46	31,792.81
34	Lease #34 Court Square	Laboratory Equipment	35,674.73	Jan-09	58	Oct-13	1,022.32	16,865.29
36	Lease #36 Beckman Culter	Flow Cytometer	125,362.20	Jan-09	60	Dec-13	2,705.51	51,983.16
37	Lease #37 Credential Leasing	Computer Hardware	63,849.10	Feb-09	46	Nov-12	2,099.86	18,947.69
39	Lease #39 VAR Resources	Computer Hardware	60,480.59	Jun-09	34	Mar-12	2,340.06	4,433.58
40	Lease #40 LTI	Laboratory Equipment	424,115.57	Jun-09	35	Apr-12	15,357.57	44,805.75
41	Lease #41 LTI	Laboratory Equipment	38,613.77	Jul-09	35	May-12	1,424.63	5,491.95
42	Lease #42 Butler Capital	Furniture and Fixtures	95,002.07	Sep-09	35	Jul-12	3,305.62	19,067.47
43	Lease #43 Beckman Culter	Flow Cytometer	125,580.80	Sep-09	60	Aug-14	2,710.24	73,144.14
44	Lease #44 Royal Bank America	Computer Hardware	84,346.75	Sep-09	36	Aug-12	3,082.36	20,286.98
45	Lease #45 LTI	Furniture and Fixtures	28,177.44	Sep-09	35	Jul-12	1,013.36	5,805.48
46	Lease #46 Wells Fargo	Laboratory Equipment	282,896.60	Oct-09	60	Sep-14	5,767.57	160,568.88
47	Lease #47 Suntrust	Lab Equip, Furn, Comp HDW	422,904.72	Nov-09	59	Sep-14	8,433.67	246,503.29
48	Lease #48 Wells Fargo	Laboratory Equipment	421,516.02	Jan-10	60	Dec-14	8,627.66	266,999.49
49	Lease #49 Suntrust	Lab Equip, Furn, Comp HDW	287,992.18	Jan-10	59	Nov-14	5,703.88	176,906.05
50	Lease #50 De Lage Landen	Copiers	30,138.78	Mar-10	34	Dec-12	1,085.91	11,123.67
51	Lease #51 Suntrust	Lab Equip, Furn, Comp HDW	246,537.47	Apr-10	59	Feb-15	4,903.31	163,775.11
52	Lease #52 VAR Resources	Software, Computer	22,778.55	Jun-10	23	Apr-12	1,235.49	2,401.33
53	Lease #53 Butler Capital	Laboratory Equipment	47,312.47	Jun-10	34	Mar-13	1,701.17	21,813.22
54	Lease #54 HP	Computer Hardware	15,326.72	Jul-10	35	May-13	533.37	7,316.70
55	Lease #55 Verizon Credit	Computer Hardware	25,972.85	Sep-10	59	Jul-15	488.03	18,608.80
56	Lease #56 Butler Capital	Laboratory Equipment	57,671.98	Oct-10	34	Jul-13	2,354.34	32,323.05
57	Lease #57 Key Equipment	Laboratory Equipment	64,458.34	Oct-10	34	Jul-13	2,620.83	37,536.67
58	Lease #58 LTI	Laboratory Equipment	44,817.91	Oct-10	35	Aug-13	1,638.88	25,826.90
59	Lease #59 LTI	Computer Hardware	87,199.57	Oct-10	35	Aug-13	3,154.39	50,006.23
60	Lease #60 HP	Computer Hardware	17,204.26	Nov-10	35	Sep-13	634.32	10,429.88
61	Lease #61 LTI	Laboratory Equipment	30,151.63	Dec-10	35	Oct-13	1,088.62	19,768.40
62	Lease #62 VAR Resources	Computer Hardware	12,595.85	Dec-10	34	Sep-13	489.01	8,251.70
63	Lease #63 LTI	Laboratory Equipment	159,789.42	Dec-10	35	Oct-13	5,750.50	104,638.15
64	Lease #64 LTI	Laboratory Equipment	35,573.04	Dec-10	35	Oct-13	1,311.40	23,501.93
65	Lease #65 VAR Resources	Computer Hardware	21,174.04	Dec-10	34	Sep-13	817.05	13,839.73
66	Lease #66 VAR Resources	Computer Hardware	13,349.34	Apr-11	34	Jan-14	537.32	10,268.71
67	Lease #67 LTI	Laboratory Equipment	14,045.00	Apr-11	35	Feb-14	507.51	10,687.15
68	Lease #68 LTI	Laboratory Equipment	69,572.26	Apr-11	35	Feb-14	2,557.80	53,177.11
69	Lease #69 LTI	Generator	37,628.00	Apr-11	35	Feb-14	1,383.30	28,760.28
70	Lease #70 VAR Resources	Computer Hardware	8,774.84	Apr-11	34	Jan-14	353.34	6,750.60
71	Lease #71 First Sound	Computer Hardware	13,841.20	Aug-11	34	May-14	545.41	11,958.19
72	Lease #72 LTI	Laboratory Equipment	156,458.44	Jun-11	35	Apr-14	5,619.06	134,499.09
73	Lease #73 LTI	Laboratory Equipment	156,286.16	Jun-11	35	Apr-14	5,791.34	135,000.12
74	Lease #74 First Sound	Computer Hardware	9,448.63	Jul-11	34	Apr-14	379.07	7,732.61
75	Lease #75 LTI	Laboratory Equipment	17,359.46	Sep-11	35	Jul-14	640.54	15,377.69
76	Lease #76 First Sound	Computer Hardware	10,486.81	Sep-11	34	Jun-14	405.96	9,287.08
77	Lease #77 LTI	Laboratory Equipment	41,243.50	Sep-11	35	Jul-14	1,480.82	36,450.48
78	Lease #78 LTI	Laboratory Equipment	270,707.68	Sep-11	35	Jul-14	9,722.32	239,256.69
79	Lease #79 LTI	Laboratory Equipment	307,228.52	Sep-11	35	Jul-14	11,092.63	271,719.84
80	Lease #80 Key Equipment	Computer Hardware	59,867.70	Sep-11	36	Aug-14	2,226.96	52,198.53
81	Lease #81 De Lage Landen	Furniture and Fixtures	31,046.76	Sep-11	59	Jul-16	820.94	29,742.59
82	Lease #82 Baytree	Laboratory Equipment	59,694.32	Sep-11	46	Jun-15	1,954.93	56,298.12
83	Lease #83 Beckman Culter	Laboratory Equipment	378,637.66	Oct-11	60	Sep-16	7,712.85	363,151.47

84	Lease #84 VAR Resources	Computer Hardware	12,333.96	Nov-11	34	Aug-14	495.91	11,534.87
85	Lease #85 VAR Resources	Computer Hardware	11,854.18	Nov-11	34	Aug-14	477.37	11,087.51
86	Lease #86 LTI	Laboratory Equipment	43,434.51	Nov-11	35	Sep-14	1,577.73	40,482.02
87	Lease #87 LTI	Laboratory Equipment	290,485.54	Nov-11	35	Sep-14	10,431.46	270,501.80
88	Lease #88 De Lage Landen	Furniture and Fixtures	34,733.97	Nov-11	59	Sep-16	943.39	33,685.56
89	Lease #89 Garic	Laboratory Equipment	45,597.66	Nov-11	36	Oct-14	1,609.44	42,584.91
90	Lease #90 Garic	Laboratory Equipment	55,862.52	Nov-11	36	Oct-14	1,945.26	52,118.89
91	Lease #91 DDI	Computer Hardware	85,100.00	Nov-11	36	Oct-14	3,107.39	79,676.76
92	Lease #92 Conestoga	Computer Hardware	64,468.86	Nov-11	36	Oct-14	2,444.60	60,282.60
93	Lease #93 Garic	Laboratory Equipment	97,988.38	Nov-11	36	Oct-14	3,366.06	93,574.83
94	Lease #94 Dell	Computer Hardware	371,968.12	Dec-11	60	Nov-16	7,167.12	361,241.09
95	Lease #95 VAR Resources	Software, Computer	54,432.99	Jan-12	34	Oct-14	1,967.80	51,817.46
96	Lease #96 Garic Sch#5	Laboratory Equipment	49,365.84	Jan-12	36	Dec-14	1,684.72	48,185.43
97	Lease #97 Garic Sch#6	Computer Hardware	38,886.55	Jan-12	36	Dec-14	1,270.37	37,913.19
98	Lease #98 Garic Sch#4	Laboratory Equipment	88,697.57	Jan-12	36	Dec-14	3,032.54	86,580.80
99	Lease #99 Garic Sch#7	Laboratory Equipment	47,658.24	Feb-12	36	Jan-15	1,655.94	47,658.24
100	Lease #100 Royal Bank	Laboratory Equipment	47,559.32	Feb-12	34	Nov-14	1,879.99	47,559.32
101	Lease #101 VAR	Computer Hardware	19,242.29	Feb-12	34	Nov-14	698.44	19,242.29

			7,163,648.65				207,476.16	4,639,560.33

Car Loans

1	2011 Hyundai Accent		15,179.86	Apr-10	36	Mar-13	469.28
2	2011 Hyundai Accent		15,179.86	Apr-10	36	Mar-13	469.28
3	2011 Hyundai Accent		16,539.11	Jul-11	36	Jun-14	506.25
4	2011 Hyundai Accent		16,539.11	Jul-11	36	Jun-14	506.25
5	2012 Kia Sedona		23,014.31	Dec-11	36	Nov-14	742.22
6	2012 Kia Sedona		23,014.31	Dec-11	36	Nov-14	742.22
7	2012 Chevrolet Express		28,807.80	Dec-11	36	Nov-14	863.86

			138,274.36				4,299.36	110,843.27

TOTAL INDEBTEDNESS			7,301,923.01				211,775.52	4,750,403.60

Schedule 7.15A	Existing Indebtedness, Investments, Guarantees and Certain Contracts

Existing Indebtedness of Guarantor

Investments Held by Guarantor

Exclusive License Agreement with Health Discovery Corporation for certain patents and pending patents, valued at approximately $2,950,000 as of January 6, 2012.

Certain pending patents relating to the detection of neurodegenerative diseases and breast cancer formerly owned by Power3 Medical Products, Inc.

Investments Held by Subsidiary None

Schedule 7.15B	Indebtedness with a Maturity Date During the Term See Schedule 7.15A

Schedule 7.16	Other Agreements - See Schedule 7.5

Schedule 7.17	Insurance As follows:

NeoGenomics Laboratories, Inc.
Commercial Insurance Schedule
	Broker/Agent	Carrier (Ins. Co)	Policy Number	Policy Premium	Effective Date	Expiration Date	Limit
		Homeland
		Insurance
		Company of NY
1	Russell Bond & Co.	(Prof Liab)	MFL085111	$68,500	10/9/2011	10/9/2012		$1M/$3M

		Homeland						$10M Excess on
2	Russell Bond & Co.	Insurance	MFL085111	$35,734	10/9/2011	10/9/2012		all Underlying

		Amerisure
3	Gulfshore Insurance	Automobile	CA 20532130602	$4,849	5/4/2011	5/4/2012		See Policy
		Amerisure Commercial	CPP20532140400 11	$69,618	5/4/2011	5/4/2012		See Policy
		Amerisure
		General Liability	GL20532150502	$11,325	5/4/2011	5/4/2012		$1M/$2M
		Umbrella	CU20532160401	$7,083	5/4/2011	5/4/2012	UL $	4M

		Amerisure
		Worker’s
4	Gulfshore Insurance	Compensation	WC205387903	$87,632	5/4/2011	5/4/2012		See Policy

		Risk Insurance
		Brokers of the
5	Gulfshore	West Earthquake	XCH500808701	$30,600	11/6/2011	11/6/2012		$4.4M

		Great American
		Insurance
6	Russell Bond	Company D&O	NSP2380654	$35,200	6/15/2011	6/15/2012		$5M
		Great American
		Insurance
		Company $5M xs
6a	Russell Bond	$5M D&O	DOX0039306-01	$26,000	6/15/2011	6/15/2012		$5M xs of $5M

		Great Amercian
7	Russell Bond	EPL	EPL2824392	$8,124	6/15/2011	6/15/2012		$1M

		Great American
8	Russell Bond	Fidiciary Liability	FDP6660848	$800	6/15/2011	6/15/2012		$1M

		International
		Fidelity Insurance
		Company
		Medicaid Provider
9	Bacarella Insurance	Surety Bond		$1,500	2/25/2012	2/25/2013		$50,000

Schedule 7.18A	Borrower’s Names NeoGenomics Laboratories, Inc. NeoGenomics Laboratories

Schedule 7.18B

Chief Executive Offices and Other Places of Business

Chief Executive Offices

12701 Commonwealth Drive, Suites 1-9

Fort Myers, FL 33913

Other Places of Business

618 Grassmere Park Drive, Suite 20

Nashville, TN 37211

6 Morgan Street, Suite’s 116, 130 and 150

Irvine, CA 92618

10002 Princess Palm Avenue, Suite 228

Tampa, FL 33619

Schedule 8.8	Post-Closing Matters

Schedule 9.2	Permitted Indebtedness All Capital Leases listed in Schedule 7.15A

Schedule 9.3	Permitted Liens Purchase Money on all Equipment financed through the Capital Leases listed on Schedule 7.15A

Schedule 9.5	Related Party Contracts All Related Party agreements listed in Schedule 7.5

11